Exhibit 99.3 Mirati Presentation August 2023 1

Forward Looking Statements and Disclaimers This presentation includes forward-looking statements regarding Mirati's business, financial guidance and the therapeutic and commercial ® potential of KRAZATI (adagrasib), MRTX1719 (MTA cooperative PRMT5 inhibitor), MRTX0902 (SOS1 inhibitor), and MRTX1133 (selective G12D KRAS inhibitor), Mirati’s technologies and Mirati’s other products in development. Any statement describing Mirati’s goals, expectations, intentions or beliefs, financial or other projections, including those related to cash burn, is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including those related to the impact COVID- 19 could have on our business, the inherent risks in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines, and that interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations. Mirati's forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Mirati's forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Mirati. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Mirati's programs are described in additional detail in Mirati’s annual report on Form 10-K, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission and available at the SEC's Internet site (www.sec.gov). These forward-looking statements are made as of the date of this presentation, and Mirati assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements, except as required by law. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction Confidential 2

Corporate Overview 3

Mirati Well Positioned to Deliver Best-in-Class / First-in-Class Treatments and Drive Growth A commercial-stage targeted oncology company with a demonstrated ability to deliver innovative, potentially best-in-class treatments to patients with a high unmet need. Proven Leader in Scalable and Synergistic Innovative Portfolio KRAS Discovery & Commercial Organization, Targeting Areas of Development Particularly in Lung Cancer Unmet Need Backed by cash runway into 2025, our people, pipeline and selective partnering enable a data-driven approach to pipeline advancement, investment in high value opportunities and commercial success to drive sustainable growth. 4

Mirati's Pipeline Spans Multiple Novel Targeted Oncology Programs

Compound	Development Approach	Lead Optimization	IND-enabling	Phase 1/1b	Phase 2	Phase 3
Adagrasib (MRTX849) *$KRAS^{G12C}$ Inhibitor*	Monotherapy	*KRYSTAL-12: 2L NSCLC (Randomized to Docetaxel)*				
		KRYSTAL-7: 1L NSCLC TPS <1%				
		KRYSTAL-1: CRC, Pancreatic and Other Tumors				(Approved for 2L+NSCLC 12/2022)
	Combination with Cetuximab (EGFR)	*KRYSTAL-10: 2L CRC (Randomized to FOLFIRI or FOLFOX)*				
		KRYSTAL-1: 3L+ CRC				
	Combination with Pembrolizumab (PD-1)	*KRYSTAL-7: 1L NSCLC (2 Combination Arms): <1% TPS and ≥1% TPS*				
	Combination with Pembrolizumab (PD-1) and Chemotherapy	*KRYSTAL-17: 1L NSCLC TPS <50%.*				
	POC Combinations: SOS1, RAF/MEK, mTOR, PD-1	*2L+ NSCLC & CRC (Multiple Proof of Concept Combination Trials)*				
MRTX1133 *$KRAS^{G12D}$ Inhibitor*	Monotherapy and Combination	*Pancreatic, CRC, NSCLC, Other*				
MRTX0902 *SOS1 Inhibitor*	Combination	*Solid Tumors*				
MRTX1719 *Synthetic Lethal PRMT5 Inhibitor*	Monotherapy and Combination	*MTAP-deleted Cancers*				
Discovery Programs	Mutant KRAS Inhibitor	*Solid Tumors*				

1L = first line, 2L = second line; 3L = third line; POC = proof of concept; NSCLC = non-small cell lung cancer; CRC = colorectal cancer; OS = overall survival; IND = investigational new drug; NDA = new drug application; TPS = tumor proportion score; ORR = objective response rate; MTAP = methylthioadenosine phosphorylase; CNS = central nervous system.

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Disciplined Capital Deployment in Innovative Pipeline Drives Value Creation Data Informs Our Portfolio Decisions, Committing Capital to Next Milestones § Remain disciplined on capital deployment – Cash, cash equivalents and short-term investments as of March 31, 2023 of ~ $900M provide runway into 2025 ® – Revenue from KRAZATI launch has begun to offset spend in 2023 § Focus investments on highest value / highest return opportunities – Increase resources in programs and opportunities when supported by data – Deprioritize opportunities with lower return or less compelling data § Explore selective partnerships as a source of capital and risk-sharing § Upcoming catalysts and meaningful data readouts have potential to drive near- term value creation 6

Adagrasib: 1L NSCLC Updated Interim Data from KRYSTAL-7 and Path Forward 7

Confidential

KRYSTAL-7 Data Supports Progression into Phase 3 for Patients with TPS ≥ 50%

- The adagrasib + pembrolizumab combination has been generally well tolerated, including low rates of liver toxicity
- Efficacy outcomes for adagrasib + pembrolizumab in TPS ≥ 50% substantially exceeds standard of care outcomes (i.e., pembrolizumab monotherapy)
  - Confirmed ORR in full analysis set of 63%[1] (vs. standard of care benchmark of 39%-45%[2])
  - DOR and mPFS have not been reached, but suggest substantial improvement vs. standard of care
  - mOS remains immature for analysis
- TPS ≥ 50% 1L NSCLC patient population represents disproportionately large commercial opportunity
  - ~ 40% of KRAS G12C patients and ~ 50% of 1L NSCLC revenue potential due to longer treatment durations
- Work underway to initiate Phase 3 adagrasib +/- pembrolizumab study in TPS ≥ 50%
  - Patient enrollment expected before year-end 2023

[1] One confirmed response confirmed subsequent to data cut off; full analysis set includes 3 protocol violations (n=56); in the clinical activity evaluable population (n=53), including patients who received at least one dose of adagrasib (400 mg BID) + pembrolizumab and had measurable disease at baseline and at least one post-baseline tumor assessment, the ORR was 66%
[2] ORR of 39% from KEYNOTE-42 and ORR of 45% from KEYNOTE-24
ORR = objective response rate; DOR = duration of response; mPFS = median progression-free survival; mOS = median overall survival; 1L NSCLC = first line non-small cell lung cancer

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Confidential KRYSTAL-7: A Phase 2 Trial of Adagrasib in Combination with Pembrolizumab in G12C Patients With Advanced NSCLC With KRAS Mutation COHORT 1A Adagrasib 400 mg BID + Pembrolizumab R TPS <1% Target Population COHORT 1B Adagrasib 600 mg BID Monotherapy Patients with advanced, unresectable or metastatic NSCLC with KRAS G12C mutation and who are candidates for first-line treatment COHORT 2 Adagrasib 400 mg BID + Pembrolizumab TPS ≥1% Outcome Measures Primary: ORR (RECIST 1.1) Secondary: DOR, PFS, 1-Year Survival Rate, OS NSCLC = non–small-cell lung cancer; TPS = tumor proportion score; BID = twice daily; ORR = objective response rate; DOR = duration of response; PFS = progression-free survival; OS = overall survival 9 Confidential

Confidential Patient Numbers and Median Follow-up Nearly Doubled Since Update at ESMO IO in December 2022 ESMO IO 2022 Current Data Cut (Feb 2023) Data Cut (Aug 2022) 1 2 Patient number, n 75 147 TPS ≥ 50%, n 36 56 PS 1-49%, n 28 48 TPS < 1%, n 11 42 Median follow-up, months 3.5 months 6.4 months 1 2 Full Analysis Set Population. One patient had a missing TPS score and is not counted in the TPS subsets. 10 Data cutoff: February 28, 2023; includes patients 12 patients from Phase 1 KRYSTAL-1 combination study and 135 patients from Phase 2 KRYSTAL-7 combination cohorts Confidential

Confidential Baseline Patients Characteristics Generally Consistent Across Data Cuts and Subgroups Current Data Cut (Feb 2023) ESMO IO Data Cut (Aug 2022) Characteristic Total TPS ≥ 50% (N = 75) (N = 147) (N = 56) Age Median 66 67 66 Sex [n (%)] Male 37 (49.3) 76 (51.7) 26 (46.4) Female 38 (50.7) 71 (48.3) 30 (53.6) ECOG Performance Status [n (%)] 0 26 (34.7) 51 (34.7) 18 (32.1) 1 49 (65.3) 96 (65.3) 38 (67.9) Smoking History [n (%)] Current Smoker 12 (16.0) 26 (17.7) 12 (21.4) Past Smoker 62 (82.7) 119 (81.0) 44 (78.6) Data cutoff: February 28, 2023; includes patients 12 patients from Phase 1 KRYSTAL-1 combination study and 135 patients from Phase 2 KRYSTAL-7 combination cohorts 11 Confidential

Confidential

Adagrasib + Pembrolizumab Combination Continues to Be Well Tolerated

Most Frequent TRAEs	Concurrent 400 mg BID Adagrasib + Pembrolizumab (n = 147)				
TRAEs, %	**Any grade**	**Grade 1**	**Grade 2**	**Grade 3**	**Grade 4**
Any TRAEs (Max Grade)	92%	12%	18%	52%[a]	9%[b]
Most frequent TRAEs, %					
Nausea	50%	29%	18%	3%	0%
Diarrhea	46%	34%	9%	3%	0%
Vomiting	30%	18%	11%	0.7%	0%
ALT increased	35%	13%	12%	10%	0%
AST increased	31%	10%	8%	14%	0%
Fatigue	27%	12%	10%	5%	0%
Lipase increased	22%	3%	8%	10%	1%
Decreased appetite	21%	14%	6%	0.7%	0%
ALP increased	17%	7%	4%	6%	0%
Amylase increased	16%	5%	8%	2%	0%
Peripheral edema	16%	9%	6%	0.7%	0%

- TRAEs led to adagrasib dose reduction in 39% of patients and dose interruption in 54% of patients, and led to dose interruption of pembrolizumab in 37% of patients
- TRAEs led to treatment discontinuation of either adagrasib or pembrolizumab in 18% of patients and both drugs in 4% of patients – consistent with other regimens (TRAE leading to discontinuation of adagrasib monotherapy in 2L (7%), pembro monotherapy in 1L (7%), pembro + chemotherapy in 1L (14%), respectively)
- Pneumonitis/ILD was observed in 14% of patients, including Grade 3 of 3% and Grade 4 of 1%

[a] most frequent grade 3 TRAEs not in table/text were prolonged QTc (n = 4), GGT increased (n = 4), and 3 each of hyponatremia, rash, hepatitis, muscular weakness and hypoxia
[b] grade 4 TRAEs were neutropenia (n = 3) and 1 each of febrile neutropenia, pulmonary embolism, intestinal perforation, dermatitis, hyponatremia, leukopenia, acute pancreatitis, thrombocytopenia;
Data cutoff: February 28, 2023; includes patients 12 patients from Phase 1 KRYSTAL-1 combination study and 135 patients from Phase 2 KRYSTAL-7 combination cohorts

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Confidential Results Demonstrate Low Rates of Clinically Meaningful Liver TRAEs & Liver-Related TRAEs Leading to Discontinuation TRAEs of interest Concurrent 400 mg BID Adagrasib + Pembrolizumab (n = 147) LFT TRAEs of interest, % Any grade Grade 1 Grade 2 Grade 3 Grade 4/5 § Liver TRAEs led to discontinuation in 2 of 147 (1.4%) patients Any LFT TRAE of interest 39% 12% 11% 16% 0% § Median time to onset for treatment- LFT TRAEs of interest, % related ALT increase and AST increase ALT increased 35% 13% 12% 10% 0% was 32 and 42 days, respectively; 4 patients experienced new onset AST increased 31% 10% 8% 14% 0% treatment-related ALT/AST increase after 3 months TRAEs of interest Concurrent 400 mg BID Adagrasib + Pembrolizumab (n = 147) Liver TRAEs of interest, % Any grade Grade 1 Grade 2 Grade 3 Grade 4/5 Any Liver TRAE of interest 9% 0.7% 3% 5% 0% Liver TRAEs of interest, % Hepatitis 4% 0% 2% 2% 0% Hepatotoxicity 1% 0% 0.7% 0.7% 0% Liver injury 1% 0% 0.7% 0.7% 0% Drug induced liver injury 0.7% 0.7% 0% 0% 0% Hepatic failure 0.7% 0% 0.7% 0.7% 0% Hepatitis acute 0.7% 0% 0% 0% 0% Immune-mediated hepatitis 0.7% 0% 0.7% 0.7% 0% 13 Data cutoff: February 28, 2023 Confidential

Interim Efficacy Results in TPS ≥ 50% 14

Confidential KRYSTAL-7 Efficacy Results TPS ≥ 50%: ORR for Adagrasib 400mg BID + Pembrolizumab Improved Since ESMO IO 2022 Data Cut Objective Response Rate ESMO IO 2022 Feb 2023 data cut TPS ≥ 50% TPS ≥ 50% (ORR) (95% CI) 2,3 63% 1 Full Analysis Set (FAS) Objective Response Rate (ORR) (95% CI) (49, 75) 4 2 59% 71% 5 Clinical Activity Evaluable Objective Response Rate (ORR) (95% CI) (36, 79) (57, 83) Median follow-up 3.5 months 6.4 months Adagrasib + pembrolizumab ORR compares favorably to existing pembrolizumab monotherapy standard of care, 6 which has demonstrated an ORR of 39% in KEYNOTE-42 and 45% in KEYNOTE-24 1 2 3 4 Data not presented at ESMO IO 2022; One unconfirmed response at time of data cut off subsequently confirmed; Excluding 3 protocol deviations, ORR was 66% (n=53); Included confirmed and unconfirmed responses 5 Clinical activity evaluable (CAE) includes patients who received at least one dose of adagrasib (400 mg BID) + pembrolizumab and had measurable disease at baseline and at least one post-baseline tumor assessment; 6 cORR in CAE population enrolled 6-mo prior to data cutoff increases to 74% at Feb 28, 2023 data cut; For illustrative purposes only: no head-to-head clinical trial has been conducted. 15 Data cutoff: February 28, 2023 Confidential

Confidential Median PFS for TPS ≥ 50% is Tracking Well Above 1L NSCLC Standard of Care PFS TPS ≥ 50% 1.0 0.8 0.6 Median not reached Median (2) (1) KN-042 : 7m KN-024 : 10m 0.4 TPS ≥ 50% TPS ≥ 50% 0.2 CENSORED 0.0 M edian (CI): NR (12.4, NE) 0 3 6 9 12 15 18 21 24 27 Progression Free Survival (months) Patients at Risk 53 53 35 17 11 5 1 1 1 1 0 1) Pembrolizumab vs. Platinum-Based Chemotherapy for Participants With PD-L1-Positive Advanced or Metastatic Non-Small Cell Lung Cancer. 2) Pembrolizumab vs. Platinum-Based Chemotherapies in Participants With Metastatic Non-Small Cell Lung Cancer Data cutoff: February 28, 2023 16 Confidential Survival Probability

Confidential Responses Appear Durable with Median Duration of Response Not Yet Reached Duration of Response (DOR) TPS ≥ 50% 1.0 0.8 DOR not reached 0.6 Median (1) KN-042 : 22m 0.4 TPS ≥ 50% 0.2 CENSORED M edian (CI): NR (9.8, NE) 0.0 0 3 6 9 12 15 18 21 24 27 Duration of Response (months) Patients at Risk 34 34 21 11 7 2 1 1 1 0 Median Follow-up (TPS ≥ 50%) = 6.5m 1) Pembrolizumab vs. Platinum-Based Chemotherapy for Participants With PD-L1-Positive Advanced or Metastatic Non-Small Cell Lung Cancer. Median duration of Response for KN-024 was not reached. Data cutoff: February 28, 2023 17 Confidential Probability Response Maintained Survival Probability

Confidential

Interim KRYSTAL-7 Data Supports Progression into Phase 3 for Patients with TPS ≥ 50%

Results Summary

- The efficacy results for adagrasib + pembrolizumab are highly encouraging and exceed standard of care benchmark
  - Confirmed ORR = 63%[1] (meaningfully higher than existing standard of care of 39%-45%[2])
  - mPFS is not reached but tracking above SOC
  - mOS not reached
- The combination of adagrasib + pembrolizumab has been generally well tolerated

TPS ≥ 50% is a Blockbuster Indication in the U.S. and Europe

- > 30,000 patients 1L NSCLC with KRASG12C mutation with TPS ≥ 50%
- Represents approximately 40% of total 1L patients, but with longer duration of treatment than patients with TPS < 50%
  - ~50% of revenue potential of 1L KRASG12C+ NSCLC opportunity

[1] One unconfirmed response at time of data cut off subsequently confirmed; excluding 3 protocol deviations, ORR was 66% (n=53); [2] ORR of 39% in KEYNOTE-42 and ORR of 45% in KEYNOTE-24
Data cutoff: February 28, 2023

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Phase 3 Study of Adagrasib + Pembrolizumab Compared to Pembrolizumab Monotherapy in Patients with Previously Untreated Metastatic NSCLC in TPS ≥ 50%

Key Eligibility Criteria

- Advanced, unresectable or metastatic NSCLC with $KRAS^{G12C}$ mutation
- No prior systemic therapy for locally advanced/metastatic disease
- TPS score ≥ 50%


R
1:1
Adagrasib 400 mg BID + Pembrolizumab
Pembrolizumab

Next Steps

- Conversion of ~ 150 KRYSTAL-7 sites to Phase 3 study underway
- Phase 3 design and sizing to be finalized after FDA discussion and feedback
  - Expected to include primary endpoint of PFS and sample size of ~ 500 patients
- Initiation of patient enrollment in Phase 3 trial of pembrolizumab +/- adagrasib in TPS ≥ 50% expected by year-end 2023

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TPS < 50% 20

Confidential TPS < 50%: Approach to be Confirmed Following Initial Data from Adagrasib Add-On to Standard of Care Chemo-Immunotherapy § Clear signals of clinical activity with adagrasib + pembrolizumab in full TPS < 50% population, but data suggest doublet approach is not sufficient to displace existing standard of care chemo-immunotherapy – Safety/tolerability profile of adagrasib + pembrolizumab continues to be favorable, potentially enabling add-on to standard of care chemo-immunotherapy approach – Correlative analysis of co-mutations and TPS ongoing which could be informative for phase 3 design § Phase 2 adagrasib + chemo-immunotherapy combination study (KRYSTAL-17) underway to confirm optimal Phase 3 approach for patients with TPS < 50% – Given the non-overlapping safety profile with chemotherapy we anticipate the combination to be well tolerated § Decision about Phase 3 registrational plans in TPS < 50% patient population expected in 1H 2024 pending interpretation of KRYSTAL-17 data § TPS < 50% 1L NSCLC patient population represents ~ 60% of patients 21 Confidential

MRTX1719: MTA Cooperative PRMT5 22

Confidential A Differentiated Opportunity to Selectively Target PRMT5 in MTAP Deleted Cancers Results in Deeper Target Inhibition & Tumor Response § PRMT5 is essential for cell growth and survival in a number of epithelial and bone marrow cell types st § Non-selective 1 generation PRMT5 inhibitors indiscriminately inhibit PRMT5 in all cell types and target both healthy and tumor cells and were discontinued due to dose-limiting hematologic toxicities – GSK, JNJ, PFE, PRLD demonstrated single digit ORR with >50% Gr3+ toxicities § MRTX1719 is a differentiated MTA-cooperative PRMT5 inhibitor that demonstrates 70-fold+ selectivity for MTAP deleted tumor cells while sparing bone marrow toxicity § MRTX1719 demonstrates regression of tumors harboring a MTAP gene deletion with maximal antitumor activity requiring>95-98% inhibition of SDMA target biomarker at doses that spare normal cells and bone marrow – SDMA can be measured as a PD biomarker in clinical settings § The MTAP gene is deleted in ~10% of all cancers, including NSCLC, PDAC, Bladder, Head & Neck, with an estimated annual incidence in the U.S. + Europe of >250,000 patients across lines of therapy – MTAP deleted cancers represent a particularly significant unmet medical need with poor prognoses 23 Confidential

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Confidential MTAP Gene Deletion Occurs in a Broad Range of Cancers and Represents a Significant Unmet Medical Need Overall Survival Kaplan-Meier Estimate Estimated Annual Incidences of MTAP Deleted Cancers (for patients harboring an MTAP gene deletion vs. (U.S. + Europe) those without across a composite of major solid tumors) Non-small cell lung MTAP Deletion Pancreatic ductal adenocarcinoma MTAP No Alteration Glioblastoma Multiforme Bladder cancer Head & neck (squamous) Melanoma Gastric/GEJ cancer Diffuse large B cell lymphoma Prostate Mesothelioma Breast cancer cBioPortal TCGA PanCan, Mar, 2020 Cholangiocarcinoma Esophageal Squamous Cell Carcinoma Esophageal Adenocarcinoma Colorectal Ovarian cancer Hepatocellular carcinoma Renal cell carcinoma Malignant Peripheral Nerve Sheath Tumor Other Thousands - 10 20 30 40 50 60 70 80 90 § The MTAP gene is deleted in ~10% of all cancers § Estimated annual incidence in the U.S. + Europe of >250,000 patients across lines of therapy § MTAP deleted cancers represent a significant unmet medical need with poorer prognosis than patients with no MTAP gene alteration Source: Internal Mirati epidemiology estimates with inputs from external sources, including Seer Stat and PanCancer Atlas 25 Confidential

Confidential MRTX1719 is a Potent PRMT5 Inhibitor in the Presence of MTA with >70-fold Selectivity in MTAP Deleted vs. Wildtype Cell Models MRTX1719 GSK-595 JNJ-9178 SDMA In-Cell Western Assay IC (nM) IC (nM) IC (nM) 50 50 50 150 MTAP del 8 25 2 100 SDMA MTAP WT 653 27 3 Selectivity ~ 80x ~ 1x ~ 1x Cellular 50 Activity MTAP del 12 164 5 0 10-Day Cell MTAP WT 890 200 5 0.1 1 10 100 1000 10000 Viability nM Selectivity ~ 74x ~ 1x ~ 1x 10-Day Viability Assay 150 HCT116MTAP Del MRTX1719 GSK-595 100 HCT116MTAP WT MRTX1719 50 GSK-595 0 1 10 100 1000 10000 SDMA western blot showing protein bands that correlate with the molecular weight of SmD3 in MTAP del and WT HCT116 cell lines following 4 days of MRTX1719 treatment nM 26 Confidential % of DMSO Control % of DMSO Control

Confidential MRTX1719 Demonstrates Dose-dependent Reduction of PRMT5-dependent SDMA Modification and Tumor Growth Inhibition in Vivo 1.5 LU99 Vehicle 2000 MRTX1719 12.5 mg/kg § Dose-response at 50 and MRTX1719 25 mg/kg 1.0 1500 100 mg/kg associated with MRTX1719 50 mg/kg MRTX1719 100 mg/kg ≥95% reduction in SDMA 1000 0.5 and maximal anti-tumor 500 86% activity 88% 95% 98% 0 0.0 0 5 10 15 20 § These dose levels spare Veh 12.5 25 50 100 Study Day MRTX1719 (mg/kg) SDMA in bone marrow cell populations and are not Bone Marrow SDMA associated with Tumor SDMA 1.5 1.5 Vehicle hematologic toxicity MRTX1719 25 mg/kg MRTX1719 100 mg/kg 1.0 1.0 GSK-595 200 mg/kg 52% 0.5 0.5 99% 0.0 0.0 1 2 3 4 1 2 3 4 Week Week 27 Confidential Normalized SDMA Normalized SDMA 3 Tumor Volume (mm ) Normalized SDMA

Confidential Encouraging Early Clinical Experience in Heavily Pretreated Patients in Phase 1 Dose Escalation Study ▪ Dose escalation in 100% increments from 50 mg → 800 mg once-daily (QD) – 33 patients evaluable for safety across 6 dose levels, having received at least one dose of MRTX1719 1 – Of those 33 patients, 21 were evaluable for clinical response, having had at least one post-baseline tumor assessment (6 weeks +/- 10 days) 2 – 18 of 21 patients evaluable for clinical response had been treated at dose levels in the therapeutic range of ≥100 mg QD – 800 mg defined as MAD (maximum administered dose) for QD schedule – 600 mg QD is under evaluation ▪ Early proof of concept achieved with 6 PRs (5 confirmed PR, 1 unconfirmed PR) per RECIST v1.1 out of 18 patients evaluable for response 2 at therapeutic dose levels ≥100 mg QD across multiple dose levels and tumor types, including NSCLC, mesothelioma, biliary tract tumors, melanoma. ─ Note: the unconfirmed response (mPNST) was observed shortly after data cutoff date ─ Observed deepening of, or sustained tumor regression in, responding patients over time ▪ Safety results remain encouraging at dose levels up to 800 mg QD – No dose limiting heme-related toxicities that were observed with non-selective PRMT5 inhibitors – Most frequently reported TRAEs were nausea, vomiting, and fatigue with all TRAEs, except one Grade 3 event of fatigue, reported as Grade 1 or Grade 2 ▪ Emerging preliminary PK results remain favorable – Effective half-life supports QD dosing – Average exposure at 200 mg QD comparable to the maximal pre-clinical target efficacious exposure ▪ SDMA (PD biomarker) completely extinguished in patient tumor biopsies following MRTX1719 treatment at 200 mg QD Data cutoff: June 13, 2023 1 Note: 12 patients defined as not evaluable for clinical response include 7 patients on study < 6 weeks, 1 patient with scan data not evaluable, 2 patients MTAP WT, 2 patients off study due to AE prior to 1st scan 28 Confidential 2 Therapeutic dose level defined at ≥ 100 mg QD, as low dose nonlinear plasma exposure at 50 mg QD was markedly below therapeutic threshold.